UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 4, 2014

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2014, Rocket Fuel Inc. (the “Company”) agreed to acquire X Plus Two Solutions, Inc., a Delaware corporation (the “Target”), a holding company of which [x+1], Inc., a Delaware corporation (“[x+1]”) is a wholly owned subsidiary and the only operating company, pursuant to an Agreement and Plan of Merger, dated as of August 4, 2014 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, Denali Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Denali Acqusition Sub II , LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II”, and collectively with Merger Sub I, the “Merger Subs”), Target and Shareholder Representative Services LLC, a Colorado limited liability agreement as the stockholders’ agent.

Pursuant to the terms of the Merger Agreement, Merger Sub I will merge with and into Target (the “First Merger”), and upon consummation of the First Merger, Merger Sub I will cease to exist and Target will become a wholly owned subsidiary of the Company. The surviving corporation of the First Merger will then merge with and into Merger Sub II, which will continue to exist as a wholly owned subsidiary of the Company. Upon consummation (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Merger”), all outstanding shares of Target capital stock and options to purchase Target capital stock will be cancelled in exchange for an aggregate of 5,367,797 million shares of the Company’s common stock (valued at $130 million based on the average closing price of the twenty trading days preceding August 4, 2014 of $24.22 per share (the “Specified Price”)) and $100 million in cash to existing Target securityholders, subject to certain adjustments as set forth in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by the Company and Target. A portion of the aggregate consideration will be held in escrow to secure the indemnification obligations of the Target securityholders. The Closing of the Merger is subject to customary closing conditions, including regulatory approvals. The Merger is anticipated to close by the fourth quarter of 2014.

Either the Company or Target may terminate the Merger Agreement if the Closing has not occurred on or before November 2, 2014 (or January 31, 2015 if, as of November 2, 2014, all closing conditions have been completed except for the receipt of certain regulatory approvals and either the Company or Target elects to extend the termination date).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which the Company expects will be filed with the Company’s Form 10-Q for the quarter ending September 30, 2014.

In connection with the Closing of the Merger, the Company, certain stockholders of Target (the “Target Holders”) and the parties (the “Investors”) to that certain Fourth Amended and Restated Investor Rights Agreement, dated as of June 15, 2012, by and among the Company, George H. John, Richard Frankel, Abhinav Gupta and the investors listed on Exhibit A attached thereto, intend to amend and restate the Investor Rights Agreement (as amended and restated, the “Amended Investor Rights Agreement”) to require the Company to file and cause to become effective a registration statement on Form S-3 (the “Resale Shelf”) to register the resale of the shares of the Company’s common stock received by the Target Holders in connection with the Merger as soon as practicable after the later of (i) the Closing of the Merger and (ii) October 4, 2014, and cause the Resale Shelf to remain effective for six months following the Closing of the Merger. However, the Company shall have the right to defer the filing of the Resale Shelf for up to 30 days if the Company’s board of directors in its good-faith judgment determines that filing the Resale Shelf would be materially detrimental to the Company, provided that the Company may not register any other securities during such 30-day period other than registrations relating to its employee benefit plans, Rule 145 transactions or convertible debt. The Amended Investor Rights Agreement will also include provisions prohibiting the Investors and the Target Holders from offering, selling or otherwise disposing of their shares during certain blackout periods, including the periods during which the Company prepares and releases its quarterly financial results.

The foregoing summary of the proposed Amended Investor Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Investor Rights Agreement, which will be filed with the Company’s periodic report for the quarter in which the Closing of the Merger occurs.

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected completion of the transactions contemplated by the Merger Agreement and the time frame in which such transactions will occur. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation, the risk that the Merger will not close due to the failure to obtain regulatory approval of the Merger, the failure of the parties to the Merger Agreement to satisfy the other conditions to the Closing of the Merger, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, and any deterioration in general economic conditions. Additional factors that could cause actual results to differ materially and adversely from those anticipated by the Company’s forward-looking statements are described under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014. The forward-looking statements included herein are made only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

Item 3.02 Unregistered Sales of Equity Securities
The disclosure set forth in Item 1.01 above regarding the issuance of shares of the Company’s common stock to Target securityholders is incorporated by reference into this Item 3.02. In accordance with the Merger Agreement, the Company intends to issue the shares of its common stock described herein in reliance upon the exemptions from registration afforded by Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure
The Company issued a press release, dated August 5, 2014, regarding the proposed Merger. The press release is furnished herewith as Exhibit 99.1. The Company has also posted a presentation describing the proposed Merger on its investor relations website. This presentation is furnished herewith as Exhibit 99.2. In addition, the Company intends to discuss the proposed Merger on its previously announced earnings call for the three months ended June 30, 2014. The earnings call will be hosted by the Company on August 5, 2014, at 2:00 p.m. PT (5:00 p.m. ET). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-877-681-3375, or via on-demand webcast at http://investor.rocketfuel.com (available until 5:00 p.m. PT on August 10, 2014).
The information set forth under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1	Press release announcing Rocket Fuel to Acquire [x+1] dated August 5, 2014
99.2	Presentation entitled "Rocket Fuel to Acquire [x+1]"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By: /s/ J. PETER BARDWICK
J. Peter Bardwick Chief Financial Officer (Principal Financial and Accounting Officer)

Date: August 5, 2014

EXHIBIT INDEX

Exhibit No. Description

99.1	Press release announcing Rocket Fuel to Acquire [x+1] dated August 5, 2014
99.2	Presentation entitled "Rocket Fuel to Acquire [x+1]"